Exhibit 99.3

SL Green Realty Corp.

Third Quarter

Supplemental Data

September 30, 2010

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2010 that will be released on Form 10-Q to be filed on or before November 9, 2010.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-30

Structured Finance	31-33

Property Data
Composition of Property Portfolio	34-36
Top Tenants	37
Tenant Diversification	38
Leasing Activity Summary	39-42
Lease Expiration Schedule	43-44

Summary of Acquisition/Disposition Activity	45-47
Supplemental Definitions	48
Corporate Information	49

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments.  This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2010 UNAUDITED

FINANCIAL RESULTS

New York, NY, October 25, 2010 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $145.3 million, or $1.82 per share (diluted), after transaction related costs ($0.04 per share diluted) for the quarter ended September 30, 2010, compared to $78.1 million, or $0.98 per share (diluted), for the same quarter in 2009.  The increase related primarily to the $0.81 per share (diluted) gain realized upon the repayment of the first mortgage and senior mezzanine loans on 510 Madison Avenue.

Net income attributable to common stockholders totaled $111.5 million, or $1.42 per share (diluted), for the quarter ended September 30, 2010, compared to a net loss of $2.5 million, or $0.03 per share (diluted), for the same quarter in 2009.  The results for the quarter ended September 30, 2010 included $0.44 per share (diluted) relating to a gain on the sale of the 19 West 44th Street and $0.81 per share (diluted) related to a gain on the repayment of the first mortgage and senior mezzanine loan on 510 Madison Avenue.

Results for the quarter ended September 30, 2010 included approximately $3.3 million of transaction-related costs which are required to be expensed under accounting guidelines that took effect in 2009.

Funds available for distribution, or FAD, for the third quarter of 2010 was $1.40 per share (diluted) compared to $0.76 per share (diluted) in the prior year, a 84.2% increase.

The Company’s dividend payout ratio for the third quarter of 2010 was 5.49% of FFO and 7.13% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $323.3 million in the third quarter of 2010 compared to $245.8 million in the prior year.  The $77.5 million increase in revenue resulted primarily from the following items:

•                  $0.9 million decrease from same-store properties,

•                  $68.1 million increase in preferred equity and investment income,

•                  $0.8 million increase in other income, and

•                  $9.5 million increase from properties that were non-same-store properties and other entities.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $203.5 million compared to $139.3 million in the prior year.  The following items drove the $64.2 million increase in EBITDA:

•                  $4.3 million decrease from same-store properties,

•                  $4.4 million increase from properties that were not same-store-properties,

•                  $68.1 million increase in preferred equity and investment income primarily due to the gain on sale of a structured finance investment in 2010.  The weighted-average

FINANCIAL HIGHLIGHTS THIRD QUARTER 2010 UNAUDITED

structured finance investment balance for the quarter was $919.3 million compared to $610.0 million in the prior year third quarter.  The weighted-average yield for the quarter was 9.2% compared to 9.3% in the prior year,

•                  $9.0 million decrease from lower contributions to equity in net income from unconsolidated joint ventures primarily from 800 Third Avenue ($0.3 million), 1221 Avenue of the Americas which was sold in May 2010 ($9.8 million) and 1515 Broadway ($2.2 million).  This was partially offset by higher contributions to equity in net income primarily from 100 Park Avenue ($2.0 million), 141 Fifth Avenue ($1.2 million), the Meadows ($0.5 million) and 717 Fifth Avenue ($0.3 million),

•                  $14.8 million increase from lower loan loss reserves and other write-offs, net of $3.7 million of recoveries,

•                  $2.9 million decrease from higher MG&A expense and transaction related costs, and

•                  $6.9 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($8.9 million).

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2010 GAAP NOI was $124.6 million compared to $130.8 million in the prior year.  Operating margins before ground rent decreased from 62.1% to 60.1%.

The $6.2 million decrease in GAAP NOI was primarily due to:

•                  $1.4 million (0.7%) increase in rental revenue,

•                  $1.5 million (5.1%) increase in escalation and reimbursement revenue due to higher operating expense escalations,

•                  $6.2 million (92.7%) decrease in investment and other income primarily due to lower lease buy-out income,

•                  $2.1 million (4.2%) increase in operating expenses, primarily driven by increases in utilities, payroll costs, repairs and maintenance and insurance costs,

•                  $0.1 million (1.5%) decrease in ground rent expense, and

•                  $0.9 million (2.8%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties third quarter 2010 GAAP NOI increased $1.5 million (3.5%) to $43.9 million compared to the prior year.  Operating margins before ground rent decreased from 73.6% to 73.0%.

The $1.5 million increase in GAAP NOI was primarily due to:

•                  $2.7 million (5.3%) increase in rental revenue primarily,

•                  $0.2 million (78.6%) decrease in other income due primarily to lower lease buyout income,

•                  $0.8 million (9.1%) increase in operating expenses primarily driven by increases in utilities and payroll costs, and

•                  $0.2 million (3.5%) increase in real estate taxes.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2010 UNAUDITED

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $907.9 million at September 30, 2010, an increase of approximately $122.3 million from the balance at December 31, 2009.  The increase resulted from new investments exceeding positions sold, reserved or foreclosed.  During the third quarter, the Company made four new structured finance investments for approximately $242.7 million, all of which are directly or indirectly collateralized by commercial office properties, and received paydowns and repayments totaling approximately $273.5 million.  In connection with the sale in September 2010, of 510 Madison Avenue by the owner, the first mortgage loan and senior mezzanine loan, which the Company had purchased in December 2009 and February 2010 for $180.5 million in the aggregate, was repaid at par.  In connection with that repayment the Company realized a gain of approximately $64.8 million, or $0.81 per share (diluted).  During the third quarter, the Company also recorded approximately $5.0 million in additional reserves against its structured finance investments which were offset by approximately $3.7 million of recoveries.  The structured finance investments currently have a weighted average maturity of 3.8 years and had a weighted average yield for the quarter ended September 30, 2010 of 10.6%, exclusive of loans totaling $126.6 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at June 30, 2010 was 1,772,914 useable square feet net of holdover tenants.  During the quarter, 216,089 additional useable office, retail and storage square feet became available at an average escalated cash rent of $48.92 per rentable square foot.  The company acquired 5,549 of available useable square feet in connection with the closing of the 125 Park Avenue transaction.  The Company sold 2,756 of available useable square feet in connection with the sale of 19 West 44th Street.  Space available to lease during the quarter totaled 1,991,796 useable square feet, or 8.9% of the total Manhattan portfolio.

During the third quarter, 44 Manhattan office leases, including early renewals, were signed totaling 510,463 rentable square feet.  New cash rents averaged $41.22 per rentable square foot.  Replacement rents were 1.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $40.69 per rentable square foot.  The average lease term was 10.8 years and average tenant concessions were 3.22 months of free rent with a tenant improvement allowance of $18.78 per rentable square foot.

Suburban vacancy at June 30, 2010 was 876,181 useable square feet net of holdover tenants.  During the quarter, 187,968 additional useable office and storage square feet became available at an average escalated cash rent of $30.25 per rentable square foot.  Space available to lease during the

FINANCIAL HIGHLIGHTS THIRD QUARTER 2010 UNAUDITED

quarter totaled 1,064,149 useable square feet, or 15.6% of the total Suburban portfolio.

During the third quarter, 17 Suburban office leases, including early renewals, were signed totaling 206,666 rentable square feet.  New cash rents averaged $29.31 per rentable square foot.  Replacement rents were 9.1% lower than rents on previously occupied space, which had fully escalated cash rents averaging $32.24 per rentable square foot.  The average lease term was 6.9 years and average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $11.56 per rentable square foot.

The Company also signed a total of 12 retail and storage leases, including early renewals, for 76,330 rentable square feet.  The average lease term was 11.6 years and tenant concessions were 4.3 months of free rent with a tenant improvement allowance of $0.05 per rentable square foot.

REAL ESTATE ACTIVITY

In August 2010, the Company closed on the acquisition of 125 Park Avenue in Manhattan for $330.0 million. In connection with the acquisition, SL Green assumed $146.25 million of in-place financing. The 5.748% interest-only loan matures in October 2014.

In September 2010, the Company sold the property located at 19 West 44th Street in Manhattan for $123.2 million and realized a gain on the sale of approximately $35.5 million, or $0.44 per share (diluted). The sale generated approximately $114.6 million of proceeds for the Company.

FINANCING/ CAPITAL ACTIVITY

In October 2010, the Company issued $345.0 million of 3.00% exchangeable senior notes due 2017, inclusive of the $45.0 million overallotment option, with a 30% conversion premium resulting in an initial conversion price of $85.81.  The Company received net proceeds from the offering of approximately $336.5 million.

In October 2010, the joint venture that owns 600 Lexington Avenue closed on a $125.0 million seven year mortgage to replace the $49.85 million mortgage assumed upon acquisition of the property.  The new mortgage bears interest at a rate of 200 basis points over LIBOR and is interest-only for the first 2 years.

In September 2010, the Company repaid a $104.0 million term loan which had been secured by the Company’s interest in a structured finance investment.

The Company repurchased approximately $28.7 million of its 3.00% Exchangeable Senior Debentures during the third quarter of 2010.  Following the repurchases, approximately $126.9 million aggregate principal amount of these debentures remain outstanding.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2010 UNAUDITED

Dividends

In September 2010, the Company declared a dividend of $0.10 per share of common stock for the third quarter of 2010.  The dividend was payable October 15, 2010 to stockholders of record on the close of business on September 30, 2010.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In September 2010, the Company also declared a dividend on its Series C preferred stock for the period July 15, 2010 through and including October 14, 2010, of $0.4766 per share, payable October 15, 2010 to stockholders of record on the close of business on September 30, 2010.  The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9064 per share of Series C preferred stock.

In September 2010, the Company also declared a dividend on its Series D preferred stock for the period July 15, 2010 through and including October 14, 2010, of $0.4922 per share, payable October 15, 2010 to stockholders of record on the close of business on September 30, 2010. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9688 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
September 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2010		6/30/2010		3/31/2010		12/31/2009	9/30/2009

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$1.42		$1.75		$0.19		$(0.07)	$(0.03)
Funds from operations available to common stockholders - diluted	$1.82		$1.02		$1.07		$0.87	$0.98
Funds available for distribution to common stockholders - diluted	$1.40		$0.67		$0.67		$0.59	$0.76

Common Share Price & Dividends
At the end of the period	$63.33		$55.04		$57.27		$50.24	$43.85
High during period	$66.61		$67.69		$57.60		$52.74	$46.81
Low during period	$50.41		$55.04		$44.18		$37.72	$18.66
Common dividends per share	$0.100		$0.100		$0.100		$0.100	$0.100
FFO payout ratio	5.49%		9.80%		9.39%		11.49%	10.16%
FAD payout ratio	7.12%		15.00%		14.84%		16.96%	13.16%

Common Shares & Units
Common shares outstanding	78,252		78,209		77,924		77,514	76,841
Units outstanding	1,249		1,211		1,408		1,684	2,330
Total common shares and units outstanding	79,501		79,420		79,332		79,198	79,171

Weighted average common shares and units outstanding - basic	79,437		79,371		79,325		79,179	79,168
Weighted average common shares and units outstanding - diluted	79,781		79,791		79,760		79,454	79,274

Market Capitalization
Market value of common equity	$5,034,798		$4,371,277		$4,543,344		$3,978,908	$3,471,648
Liquidation value of preferred equity	392,500		392,500		392,500		257,500	257,500
Consolidated debt	4,628,207		4,558,947		4,776,401		4,892,688	4,915,667
Consolidated market capitalization	$10,055,505		$9,322,724		$9,712,245		$9,129,096	$8,644,815
SLG portion of JV debt	1,819,118		1,820,107		1,847,234		1,848,721	1,909,878
Combined market capitalization	$11,874,623		$11,142,831		$11,559,479		$10,977,817	$10,554,693

Consolidated debt to market capitalization	46.03%		48.90%		49.18%		53.59%	56.86%
Combined debt to market capitalization	54.29%		57.25%		57.30%		61.41%	64.67%
Debt to total assets - unsecured credit facility covenant	45.00%		44.60%		46.80%		48.00%	47.70%

Consolidated debt service coverage	3.56		2.57		2.64		2.78	2.90
Consolidated fixed charge coverage	2.87		2.07		2.14		2.29	2.39
Combined fixed charge coverage	2.40		1.80		1.85		2.01	2.09

Portfolio Statistics (Manhattan)
Consolidated office buildings	22		22		22		21	21
Unconsolidated office buildings	8		8		8		8	8
	30		30		30		29	29

Consolidated office buildings square footage	15,141,945		14,829,700		14,829,700		13,782,200	13,782,200
Unconsolidated office buildings square footage	7,182,515		7,182,515		9,429,000		9,429,000	9,429,000
	22,324,460		22,012,215		24,258,700		23,211,200	23,211,200

Quarter end occupancy - Manhattan portfolio	94.4	%(1)	94.4	%(1)	94.0	%(1)	95.0%	95.7%
Quarter end occupancy- same store - Manhattan consolidated	94.9%		95.2%		95.9%		96.0%	97.0%
Quarter end occupancy- same store - combined (consolidated + joint venture)	94.7%		94.7%		94.8%		95.8%	96.5%

(1) Excludes 100 Church Street, which the Company took ownership of in January 2010.

Supplemental Information	Third Quarter 2010

SL Green Realty Corp.
Key Financial Data
September 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Selected Balance Sheet Data
Real estate assets before depreciation	$8,599,674	$8,333,310	$8,387,102	$8,257,100	$8,214,233
Investments in unconsolidated joint ventures	$777,556	$775,765	$1,053,754	$1,058,369	$971,111
Structured finance investments	$907,936	$867,393	$786,138	$784,620	$614,466

Total assets	$10,587,875	$10,408,034	$10,514,240	$10,487,577	$10,533,934

Fixed rate & hedged debt	$3,360,132	$3,249,291	$3,535,954	$3,316,081	$3,336,096
Variable rate debt	1,268,075	1,309,656	1,240,447	1,576,607	1,579,571
Total consolidated debt	$4,628,207	$4,558,947	$4,776,401	$4,892,688	$4,915,667

Total liabilities	$5,202,544	$5,141,952	$5,370,610	$5,489,830	$5,538,371

Fixed rate & hedged debt - including SLG portion of JV debt	$4,620,699	$4,509,858	$4,785,853	$4,565,980	$4,585,995
Variable rate debt - including SLG portion of JV debt	1,826,626	1,869,196	1,837,782	2,175,429	2,239,550
Total combined debt	$6,447,325	$6,379,054	$6,623,635	$6,741,409	$6,825,545

Selected Operating Data
Property operating revenues	$230,838	$225,871	$226,299	$219,184	$218,515
Property operating expenses	103,714	99,399	103,502	95,243	96,447
Property operating NOI	$127,124	$126,472	$122,797	$123,941	$122,068
NOI from discontinued operations	2,392	2,369	2,284	2,162	2,734
Total property operating NOI	$129,516	$128,841	$125,081	$126,103	$124,802

SLG share of property NOI from JVs	$46,357	$50,485	$55,021	$56,133	$55,183
Structured finance income	$84,377	$20,788	$20,379	$16,911	$16,266
Other income	$8,065	$9,186	$8,199	$6,945	$10,988
Gain (Loss) on early extinguishment of debt	$(511)	$(1,276)	$(113)	$606	$8,368

Loan loss and other investment reserves	$1,338	$4,985	$6,000	$26,832	$16,100

Marketing general & administrative expenses	$18,474	$18,379	$18,398	$19,255	$18,869

Consolidated interest	$57,225	$57,649	$57,479	$54,195	$65,570
Combined interest	$79,510	$79,755	$79,017	$74,735	$85,532
Preferred dividend	$7,545	$7,545	$7,116	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	44	49	47	24	28
Total office square footage leased	510,463	461,492	501,321	423,850	251,888

Average rent psf - new leases	$41.22	$40.09	$45.00	$33.05	$47.31
Previously escalated rents psf	$40.69	$41.95	$47.39	$32.28	$44.98
Percentage of new rent over previously escalated rents	1.3%	-4.4%	-5.1%	2.4%	5.2%
Tenant concession packages psf	$18.78	$23.72	$28.31	$14.36	$56.19
Free rent months	3.2	2.8	5.5	1.7	6.9

SL Green Realty Corp.
Key Financial Data
September 30, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Selected Operating Data (Suburban)
Property operating revenues	$27,157	$27,305	$27,453	$29,358	$28,482
Property operating expenses	12,721	13,329	13,083	13,393	12,865
Property operating NOI	$14,436	$13,976	$14,370	$15,965	$15,617
NOI from discontinued operations	—	—	—	—	341
Total property operating NOI	$14,436	$13,976	$14,370	$15,965	$15,958

SLG share of property NOI from JV	$4,776	$4,444	$5,096	$4,585	$4,291

Other income	$392	$707	$2,507	$354	$342

Consolidated interest	$1,133	$1,133	$1,126	$1,181	$1,371
Combined interest	$3,287	$3,300	$3,200	$3,167	$3,383

Portfolio Statistics (Suburban)
Consolidated office buildings	25	25	25	25	25
Unconsolidated office buildings	6	6	6	6	6
	31	31	31	31	31

Consolidated office buildings square footage	3,863,000	3,863,000	3,863,000	3,863,000	3,863,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,804,700	6,804,700	6,804,700	6,804,700

Quarter end occupancy - suburban portfolio	87.0%	87.9%	88.1%	88.7%	90.4%

Office Leasing Statistics (Suburban)
Total office leases signed	17	22	31	29	24
Total office square footage leased	206,666	103,076	214,931	345,992	155,960

Average rent psf - new leases	$29.31	$30.80	$28.57	$28.89	$29.46
Previously escalated rents psf	$32.24	$31.63	$32.06	$29.72	$31.23
Percentage of new rent over previously escalated rents	-9.1%	-2.6%	-10.9%	-2.8%	-5.7%
Tenant concession packages psf	$11.56	$12.47	$11.24	$14.44	$18.40
Free rent months	2.8	3.1	3.4	7.8	3.9

COMPARATIVE BALANCE SHEETS

Unaudited
($000’s omitted)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,459,690	$1,392,730	$1,411,560	$1,379,052	$1,378,843
Buildings & improvements fee interest	5,838,978	5,647,490	5,682,183	5,585,584	5,552,888
Buildings & improvements leasehold	1,288,798	1,280,882	1,281,151	1,280,256	1,270,294
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,599,674	$8,333,310	$8,387,102	$8,257,100	$8,214,233
Less accumulated depreciation	(871,910)	(832,436)	(790,171)	(738,422)	(685,062)
	$7,727,764	$7,500,874	$7,596,931	$7,518,678	$7,529,171
Other real estate investments:
Investment in and advances to unconsolidated joint ventures	777,556	775,765	1,053,754	1,058,369	971,111
Structured finance investments, net	907,936	867,393	786,138	784,620	614,466

Assets held for sale, net	—	—	992	992	992
Cash and cash equivalents	270,803	339,577	167,654	343,715	634,072
Restricted cash	153,667	157,515	170,318	94,495	91,355
Investment in marketable securities	72,090	72,993	78,048	58,785	53,053
Tenant and other receivables, net of $14,402 reserve at 9/30/10	29,470	22,734	22,980	22,483	27,884
Related party receivables	7,088	6,026	3,218	8,570	8,585
Deferred rents receivable, net of reserve for tenant credit loss of $24,785 at 9/30/10	190,481	184,739	176,601	166,981	160,819
Deferred costs, net	156,502	147,605	151,856	139,257	138,980
Other assets	294,518	332,813	305,750	290,632	303,446

Total Assets	$10,587,875	$10,408,034	$10,514,240	$10,487,577	$10,533,934

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Liabilities and Equity
Mortgage notes & other loans payable	$2,896,946	$2,800,866	$2,723,146	$2,595,552	$2,599,416
Unsecured notes	831,261	858,081	1,053,255	823,060	842,175
Revolving credit facility	800,000	800,000	900,000	1,374,076	1,374,076
Accrued interest and other liabilities	21,357	24,645	23,002	34,734	44,737
Accounts payable and accrued expenses	144,814	144,168	137,278	125,982	121,875
Deferred revenue	320,712	325,228	344,772	349,669	368,753
Capitalized lease obligations	17,028	16,979	16,930	16,883	16,837
Deferred land lease payable	18,204	18,140	18,076	18,013	17,922
Dividends and distributions payable	14,203	14,228	14,248	12,006	12,006
Security deposits	38,019	39,617	39,903	39,855	40,574
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,202,544	$5,141,952	$5,370,610	$5,489,830	$5,538,371

Noncontrolling interest in operating partnership (1,249 units outstanding) at 9/30/10	79,117	66,640	80,642	84,618	102,174

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	274,000	274,000	274,149	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 81,621 issued and outstanding at 9/30/10	816	816	813	809	802
Additional paid—in capital	3,570,752	3,563,980	3,542,197	3,525,901	3,489,037
Treasury stock (3,369 shares) at 9/30/10	(303,222)	(302,705)	(302,705)	(302,705)	(302,705)
Accumulated other comprehensive loss	(30,936)	(30,305)	(21,902)	(33,538)	(42,497)
Retained earnings	1,180,667	1,081,895	949,083	949,669	973,554
Total SL Green Realty Corp. stockholders’ equity	4,788,398	4,684,002	4,537,956	4,388,438	4,366,493

Noncontrolling interest in other partnerships	517,816	515,440	525,032	524,691	526,896

Total equity	$5,306,214	$5,199,442	$5,062,988	$4,913,129	$4,893,389

Total liabilities and equity	$10,587,875	$10,408,034	$10,514,240	$10,487,577	$10,533,934

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2010	2009	2010	2010	2009
Revenues
Rental revenue, net	$199,347	$189,454	$196,686	$591,664	$571,094
Escalation and reimbursement revenues	31,491	29,061	29,185	91,344	92,595
Investment income	84,377	16,266	20,788	125,543	48,697
Other income	8,065	10,988	9,186	25,450	40,421
Total Revenues, net	323,280	245,769	255,845	834,001	752,807

Equity in net income from unconsolidated joint ventures	7,544	16,585	10,005	32,925	46,486
Gain (loss) on early extinguishment of debt	(511)	8,368	(1,276)	(1,900)	85,401

Operating expenses	59,320	54,315	53,746	170,998	159,809
Ground rent	7,860	7,912	7,679	23,360	24,004
Real estate taxes	36,534	34,220	37,974	112,259	106,344
Loan loss and other investment reserves, net of recoveries	1,338	16,100	4,985	12,323	123,677
Transaction related costs	3,254	—	4,104	8,416	—
Marketing, general and administrative	18,474	18,869	18,379	55,251	54,736
Total Operating Expenses	126,780	131,416	126,867	382,607	468,570

EBITDA	203,533	139,306	137,707	482,419	416,124

Interest expense, net of interest income	57,225	65,366	57,649	172,353	182,105
Amortization of deferred financing costs	2,802	3,069	1,792	7,110	5,981
Depreciation and amortization	56,932	56,364	56,284	169,668	164,477
Loss (gain) on equity investment in marketable securities	—	(52)	—	285	629

Income (Loss) from Continuing Operations	86,574	14,559	21,982	133,003	62,932

Income (loss) from discontinued operations	1,987	1,863	1,748	5,420	4,180
Gain (loss) on sale of discontinued operations	35,485	(11,829)	—	35,485	(5,257)
Equity in net gain (loss) on sale of joint venture property / real estate	520	—	126,769	127,289	6,848
Net Income	124,566	4,593	150,499	301,197	68,703

Net income attributable to noncontrolling interests	(5,521)	(2,144)	(5,916)	(15,375)	(11,006)

Net Income (Loss) Attributable to SL Green Realty Corp	119,045	2,449	144,583	285,822	57,697

Dividends on perpetual preferred shares	7,545	4,969	7,545	22,205	14,906

Net Income (Loss) Attributable to Common Stockholders	$111,500	$(2,520)	$137,038	$263,617	$42,791

Earnings per Share
Net income (loss) per share (basic)	$1.43	$(0.03)	$1.76	$3.38	$0.64
Net income (loss) per share (diluted)	$1.42	$(0.03)	$1.75	$3.36	$0.64

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2010	2009	2010	2010	2009
Funds from operations
Net Income (Loss) Attributable to Common Stockholders		$111,500	$(2,520)	$137,038	$263,617	$42,791

Add:	Depreciation and amortization	56,932	56,364	56,284	169,668	164,477
	Discontinued operations depreciation adjustments	405	668	621	1,626	2,539
	Joint ventures depreciation and noncontrolling interests adjustments	7,116	9,800	8,721	24,608	30,387
	Net income attributable to noncontrolling interests	5,521	2,144	5,916	15,375	11,006
	Loss (gain) on equity investment in marketable securities	—	(52)	—	285	629
Less:	Gain (loss) on sale of discontinued operations	35,485	(11,829)	—	35,485	(5,257)
	Equity in net gain (loss) on sale of joint venture property / real estate	520	—	126,769	127,289	6,848
	Non-real estate depreciation and amortization	155	176	358	686	549
	Funds From Operations	$145,314	$78,057	$81,453	$311,719	$249,688

	Funds From Operations - Basic per Share	$1.83	$0.99	$1.03	$3.93	$3.59

	Funds From Operations - Diluted per Share	$1.82	$0.98	1.02	$3.91	$3.59

Funds Available for Distribution
FFO		$145,314	$78,057	$81,453	311,719	249,688

Add:	Non real estate depreciation and amortization	155	176	358	686	549
	Amortization of deferred financing costs	2,802	3,069	1,792	7,110	5,981
	Non-cash deferred compensation	6,748	7,239	8,572	18,348	22,039
Less:	FAD adjustment for Joint Ventures	11,691	8,986	11,020	33,592	43,990
	FAD adjustment for discontinued operations	(20)	(22)	(11)	(83)	43
	Straight-line rental income and other non cash adjustments	17,429	10,604	18,369	53,117	32,515
	Second cycle tenant improvements	5,934	2,502	3,450	12,195	4,677
	Second cycle leasing commissions	5,916	2,840	2,810	13,069	8,262
	Revenue enhancing recurring CAPEX	110	192	434	578	470
	Non-revenue enhancing recurring CAPEX	1,947	3,223	2,909	6,425	6,504

Funds Available for Distribution		$112,012	$60,216	$53,194	$218,970	$181,797
	Diluted per Share	$1.40	$0.76	$0.67	$2.75	$2.61
First Cycle Leasing Costs
	Tenant improvements	2,120	9,288	6,770	9,507	18,601
	Leasing commissions	4,983	832	865	7,034	1,197

Funds Available for Distribution after First Cycle Leasing Costs		$104,909	$50,096	$45,559	$202,429	$161,999

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$1.31	$0.63	$0.57	$2.54	$2.33

Redevelopment Costs		3,653	5,620	$3,314	$9,892	$21,199

Payout Ratio of Funds From Operations		5.49%	10.16%	9.80%	7.67%	16.02%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		7.12%	13.16%	15.00%	10.92%	22.01%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000's omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2009	$151,981	$96,321	$809	$3,525,901	$(302,705)	$949,669	$524,691	$(33,538)	$4,913,129

Net Income attributable to SL Green						285,822	10,831		296,653
Preferred Dividend						(22,205)			(22,205)
Cash distributions declared ($0.30 per common share)						(23,765)			(23,765)
Cash contributions from noncontrolling interests							2,782		2,782
Cash distributions to noncontrolling interests							(10,956)		(10,956)
Comprehensive Income - Unrealized loss on derivative instruments								(4,194)	(4,194)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JVs								(2,534)	(2,534)
Comprehensive Income - Unrealized loss on investments								9,330	9,330
Net proceeds from preferred stock offering	122,019								122,019
Net proceeds from exercise of stock options			1	2,998					2,999
Redemption of units and dividend reinvestment proceeds			4	23,338					23,342
Reallocation of noncontrolling interests in the operating partnership						(11,865)			(11,865)
Deconsolidation of real estate investments						3,011	(9,532)		(6,521)
Deferred compensation plan - treasury stock					(517)				(517)
Deferred compensation plan			2	472					474
Amortization of deferred compensation				18,043					18,043
Balance at September 30, 2010	$274,000	$96,321	$816	$3,570,752	$(303,222)	$1,180,667	$517,816	$(30,936)	$5,306,214

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

			Stock-Based
	Common Stock	OP Units	Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2009	77,514,292	1,684,283		79,198,575	—	79,198,575

YTD share activity	737,948	(435,009)		302,939		302,939
Share Count at September 30, 2010 - Basic	78,252,240	1,249,274	—	79,501,514	—	79,501,514

Weighting Factor	(218,592)	95,344	343,514	220,266		220,266
Weighted Average Share Count at September 30, 2010 - Diluted	78,033,648	1,344,618	343,514	79,721,780	—	79,721,780

TAXABLE INCOME Unaudited ($000’s omitted)

	Nine Months Ended
	September 30,	September 30,
	2010	2009

Net Income Attributable to Common Stockholders	$263,617	$42,791
Book/Tax Depreciation Adjustment	(95,048)	30,421
Book/Tax Gain Recognition Adjustment	(143,066)	(29,042)
Book/Tax JV Net Equity Adjustment	(21,496)	5,294
Other Operating Adjustments	24,091	26,681
C-corp Earnings	(4,684)	(3,279)
Taxable Income (Projected)	$23,414	$72,866

Deemed dividend per share	$0.30	$0.95
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	78,252	76,841

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 440 Ninth Avenue and 19 West 44th Street  through 1031 exchanges.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	September 30, 2010		September 30, 2009
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,404,402	$683,409	$1,528,142	$727,624
Buildings & improvements fee interest	4,163,608	1,761,746	4,780,036	1,999,020
Buildings & improvements leasehold	265,231	131,372	263,077	130,296
	5,833,241	2,576,527	6,571,255	2,856,940
Less accumulated depreciation	(455,693)	(199,566)	(463,227)	(204,856)

Net real estate	$5,377,548	$2,376,961	$6,108,028	$2,652,084

Cash and cash equivalents	70,898	33,191	127,442	54,580
Restricted cash	33,888	13,622	67,051	26,826
Tenant receivables, net of $2,273 reserve at 9/30/10	20,064	8,055	12,129	4,535
Deferred rents receivable, net of reserve for tenant credit loss of $3,203 at 9/30/10	192,469	96,736	176,055	87,851
Deferred costs, net	118,933	51,497	124,569	51,566
Other assets	165,263	64,288	169,033	61,645

Total assets	$5,979,063	$2,644,350	$6,784,307	$2,939,087

Mortgage loans payable	$4,093,632	$1,819,118	$4,327,369	$1,909,878
Derivative instruments-fair value	41,255	20,866	37,406	18,943
Accrued interest payable	12,899	5,805	9,734	4,247
Accounts payable and accrued expenses	57,449	25,207	103,216	43,602
Deferred revenue	124,717	45,338	142,494	48,974
Security deposits	8,580	4,313	7,522	3,446
Contributed Capital (1)	1,640,531	723,703	2,158,566	909,997

Total liabilities and equity	$5,979,063	$2,644,350	$6,786,307	$2,939,087

As of September 30, 2010 the Company had twenty one unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 50% interest in The Meadows (increased from 25% in October 2009), a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008), a 32.75% interest in 717 Fifth Avenue, a 50% interest in 141 Fifth Avenue, a 50% interest in 180/182 Broadway and a 55% interest in 600 Lexington Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company’s financial statements.

As of September 30, 2010 we had consolidated the accounts of the following three joint ventures: a 51% interest in 919 Third Avenue, a 51% interest in 680 Washington Avenue and a 51% interest in 750 Washington Avenue.

(1)   Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended September 30, 2010		June 30, 2010	Three Months Ended September 30, 2009
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$120,824	$57,490	$62,062	$146,468	$66,491
Escalation and reimbursement revenues	11,664	6,444	7,428	19,947	9,804
Other income	329	120	304	6,177	2,534
Total Revenues, net	$132,817	$64,054	$69,794	$172,592	$78,829

Expenses
Operating expenses	$20,634	$10,637	$10,489	$28,824	$13,522
Ground rent	1,025	171	171	1,025	171
Real estate taxes	13,474	6,889	8,649	20,827	9,953
Total Operating Expenses	$35,133	$17,697	$19,309	$50,676	$23,646

GAAP NOI	$97,684	$46,357	$50,485	$121,916	$55,183
Cash NOI	$78,323	$37,579	$44,023	$107,459	$48,296

Transaction related costs	$—	$—	$591	$—	$—
Interest expense, net of interest income	51,174	22,285	22,106	47,274	19,962
Amortization of deferred financing costs	4,355	1,805	1,779	5,932	2,333
Depreciation and amortization	33,519	14,723	16,004	37,971	16,297

Net Income	$8,636	$7,544	$10,005	$30,739	$16,591

Plus: Real estate depreciation	33,485	14,715	15,997	37,940	16,290
Funds From Operations	$42,121	$22,259	$26,002	$68,679	$32,881

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,389	$1,813	$1,795	$5,963	$2,340
Less: Straight-line rental income and other non-cash adjustments	(19,060)	(8,710)	(6,362)	(14,082)	(6,755)
Less: Second cycle tenant improvement	(4,941)	(2,386)	(4,606)	(4,192)	(2,072)
Less: Second cycle leasing commissions	(4,252)	(2,232)	(1,106)	(4,441)	(2,113)
Less: Recurring CAPEX	(290)	(176)	(741)	(835)	(386)
FAD Adjustment	$(24,154)	$(11,691)	$(11,020)	$(17,587)	$(8,986)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$401,705	$186,292	$449,990	$202,290
Escalation and reimbursement revenues	46,105	23,682	60,919	29,159
Other income	8,969	4,086	7,570	3,305
Total Revenues, net	$456,779	$214,060	$518,479	$234,754

Expenses
Operating expenses	$70,940	$35,387	$89,082	$40,286
Ground rent	3,075	513	3,075	513
Real estate taxes	53,371	26,297	64,891	30,774
Total Operating Expenses	$127,386	$62,197	$157,048	$71,573

GAAP NOI	$329,393	$151,863	$361,431	$163,181
Cash NOI	$283,229	$131,248	$304,367	$133,443

Transaction related costs	$1,075	$591	$—	$—
Interest expense, net of interest income	152,061	65,929	141,336	59,206
Amortization of deferred financing costs	12,953	5,341	13,714	4,983
Depreciation and amortization	107,812	47,077	118,283	49,541

Net Income	$55,492	$32,925	$88,098	$49,451

Plus: Real estate depreciation	107,713	47,055	118,180	49,519
Funds From Operations	$163,205	$79,980	$206,278	$98,970

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$13,069	$5,372	$13,817	$5,005
Less: Straight-line rental income and other non-cash adjustments	(45,122)	(20,331)	(56,323)	(29,497)
Less: Second cycle tenant improvement	(19,968)	(10,005)	(21,484)	(9,244)
Less: Second cycle leasing commissions	(13,657)	(7,259)	(16,839)	(9,095)
Less: Recurring CAPEX	(3,035)	(1,369)	(2,590)	(1,159)
FAD Adjustment	$(68,713)	$(33,592)	$(83,419)	$(43,990)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	9/30/2010		6/30/2010	3/31/2010	12/31/2009	9/30/2009
Market Capitalization
Common Equity:
Common Shares Outstanding	78,252		78,209	77,924	77,514	76,841
OP Units Outstanding	1,249		1,211	1,408	1,684	2,330
Total Common Equity (Shares and Units)	79,501		79,420	79,332	79,198	79,171
Common Share Price (End of Period)	$63.33		$55.04	$57.27	$50.24	$43.85
Equity Market Value	$5,034,798		$4,371,277	$4,543,344	$3,978,908	$3,471,648
Preferred Equity at Liquidation Value:	392,500		392,500	392,500	257,500	257,500

Real Estate Debt
Mortgage Notes & Other Loans Payable	$2,896,946		$2,800,866	$2,723,146	$2,595,552	$2,599,416
Outstanding Balance on Unsecured Credit Line	800,000		800,000	900,000	1,374,076	1,374,076
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	708,156		708,147	798,344	548,334	548,326
Convertible Bonds	123,105		149,934	254,911	274,726	293,849
Liability Held for Sale	—		—	—	—	—
Total Consolidated Debt	4,628,207		4,558,947	4,776,401	4,892,688	4,915,667
Company’s Portion of Joint Venture Debt	1,819,118		1,820,107	1,847,234	1,848,721	1,909,878
Total Combined Debt	6,447,325		6,379,054	6,623,635	6,741,409	6,825,545

Total Market Cap (Debt & Equity)	$11,874,623		$11,142,831	$11,559,479	$10,977,817	$10,554,693

Availability under Lines of Credit
Senior Unsecured Line of Credit	$627,969	(A)	$626,980	$525,826	$50,801	$49,810

(A) As reduced by $24,031 outstanding letters of credit.

Combined Capitalized Interest	$—	$—	$—	$—	$19

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	46.03%	48.90%	49.18%	53.59%	56.86%
Debt to Gross Real Estate Book Ratio	53.89%	54.79%	57.03%	59.34%	59.93%
Secured Real Estate Debt to Secured Assets Gross Book	57.65%	58.83%	59.28%	58.06%	58.34%
Unsecured Debt to Unencumbered Assets-Gross Book Value	45.64%	47.11%	55.17%	61.82%	62.80%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	54.29%	57.25%	57.30%	61.41%	64.67%
Debt to Gross Real Estate Book Ratio	57.75%	58.55%	58.74%	60.51%	61.72%
Secured Real Estate Debt to Secured Assets Gross Book	62.14%	63.13%	60.98%	60.33%	61.66%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2010	2009	2010	2010	2009
	Property NOI

	Property operating NOI	$127,124	$122,068	$126,472	$376,393	$373,532
	NOI from discontinued operations	2,392	2,734	2,369	7,045	8,579
	Total property operating NOI - consolidated	$129,516	124,802	128,841	383,438	382,111
	SLG share of property NOI from JVs	46,357	55,183	50,485	151,863	163,181
	GAAP NOI	$175,873	$179,985	$179,326	$535,301	$545,292

Less:	Free rent (Net of Amortization)	5,321	514	2,234	10,896	11,460
	Net FAS 141 adjustment	6,194	7,523	6,300	19,074	19,562
	Straightline revenue adjustment	14,548	11,568	13,207	40,703	36,809

Plus:	Allowance for S/L tenant credit loss	1,599	1,872	1	3,001	6,842
	Ground lease straight-line adjustment	64	91	64	192	273
	Cash NOI	$151,473	$162,343	$157,650	$467,821	$484,576

	Components of Debt Service and Fixed Charges

	Interest expense	57,225	65,570	57,649	172,353	183,176
	Fixed amortization principal payments	6,962	6,682	6,854	20,955	20,626
	Total Consolidated Debt Service	64,187	72,252	64,503	193,308	203,802

	Payments under ground lease arrangements	7,924	8,003	7,743	23,552	24,277
	Dividend on perpetual preferred shares	7,545	4,969	7,545	22,205	14,906
	Total Consolidated Fixed Charges	79,656	85,224	79,791	239,065	242,985

	Adjusted EBITDA - Consolidated	227,013	175,402	164,152	558,649	607,130
	Adjusted EBITDA - Combined	249,298	195,364	186,258	624,578	666,336
	Interest Coverage Ratio	4.00	3.27	2.88	3.28	3.59
	Debt Service Coverage Ratio	3.56	2.90	2.57	2.92	3.20
	Fixed Charge Coverage Ratio	2.87	2.39	2.07	2.36	2.65

SELECTED FINANCIAL DATA 2010 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months
		September 30,	September 30,		June 30,	September 30,	September 30,
		2010	2009	%	2010	2010	2009	%
Revenues
	Rental revenue, net	$188,827	$187,450	0.7%	$189,216	$567,886	$560,463	1.3%
	Escalation & reimbursement revenues	30,122	28,659	5.1%	28,256	88,449	90,923	-2.7%
	Other income	3,130	6,824	-54.1%	3,281	9,225	9,129	1.1%
	Total Revenues	222,079	222,933	-0.4%	220,753	665,560	660,515	0.8%
Expenses
	Operating expense	52,228	50,100	4.2%	47,215	149,823	147,462	1.6%
	Ground rent	8,027	8,150	-1.5%	7,989	24,003	24,717	-2.9%
	Real estate taxes	34,605	33,670	2.8%	36,526	107,550	104,633	2.8%
	Transaction related costs	531	—		—	531	—
		95,391	91,920	3.8%	91,730	281,907	276,812	1.8%

	EBITDA	126,688	131,013	-3.3%	129,023	383,653	383,703	0.0%

	Interest expense & amortization of financing costs	36,894	48,190	-23.4%	36,558	110,172	120,378	-8.5%
	Depreciation & amortization	52,382	53,497	-2.1%	52,182	157,068	155,988	0.7%

	Income before noncontrolling interest	37,412	29,326	27.6%	40,283	116,413	107,337	8.5%
Plus:	Real estate depreciation & amortization	52,371	53,490	-2.1%	52,173	157,039	155,968	0.7%

	FFO	89,783	82,816	8.4%	92,456	273,452	263,305	3.9%

Less:	Non—building revenue	2,643	178	1384.8%	2,190	5,025	1,181	325.5%

Plus:	Transaction related costs	531	—		—	531	—
	Interest expense & amortization of financing costs	36,894	48,190	-23.4%	36,558	110,172	120,378	-8.5%
	Non-real estate depreciation	11	7	57.1%	9	29	20	45.0%
GAAP NOI		124,576	130,835	-4.8%	126,833	379,159	382,522	-0.9%

Cash Adjustments
Less:	Free rent (net of amortization)	2,059	95	2067.4%	1,682	7,294	1,453	402.0%
	Straightline revenue adjustment	7,311	5,739	27.4%	6,593	20,849	18,328	13.8%
	Rental income - FAS 141	6,358	6,087	4.5%	6,474	19,567	16,182	20.9%
	Ground lease straight-line adjustment	331	304	8.9%	331	994	913	8.9%
Plus:	Allowance for S/L tenant credit loss	1,060	1,014	4.5%	(295)	1,947	5,224	-62.7%
Cash NOI		$109,577	$119,624	-8.4%	$111,458	$332,402	$350,870	-5.3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	56.50%	58.47%		58.11%	57.23%	57.56%
	Cash NOI to Real Estate Revenue, net	49.70%	53.46%		51.06%	50.18%	52.80%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	60.14%	62.11%		61.77%	60.86%	61.28%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.19%	56.96%		54.57%	53.65%	56.38%

SELECTED FINANCIAL DATA 2010 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2010	2009	%	2010	2010	2009	%
Revenues
	Rental revenue, net	$54,547	$51,823	5.3%	$54,506	$161,846	$159,357	1.6%
	Escalation & reimbursement revenues	5,769	5,760	0.2%	5,659	17,366	17,877	-2.9%
	Other income	47	275	-82.9%	228	1,708	725	135.6%
	Total Revenues	60,363	57,858	4.3%	60,393	180,920	177,959	1.7%
Expenses
	Operating expense	9,944	9,112	9.1%	8,427	28,134	27,442	2.5%
	Ground rent	171	171	0.0%	171	513	513	0.0%
	Real estate taxes	6,359	6,144	3.5%	6,621	19,601	19,096	2.6%
		16,474	15,427	6.8%	15,219	48,248	47,051	2.5%

	EBITDA	43,889	42,431	3.4%	45,174	132,672	130,908	1.3%

	Interest expense & amortization of financing costs	23,424	21,813	7.4%	23,259	69,526	62,949	10.4%
	Depreciation & amortization	13,802	13,902	-0.7%	14,317	41,762	42,222	-1.1%

	Income before noncontrolling interest	6,663	6,716	-0.8%	7,598	21,384	25,737	-16.9%
Plus:	Real estate depreciation & amortization	13,795	13,895	-0.7%	14,310	41,741	42,200	-1.1%

	FFO	20,458	20,611	-0.7%	21,908	63,125	67,937	-7.1%

Less:	Non—building revenue	36	50	-28.0%	178	242	461	-47.5%

Plus:	Interest expense & amortization of financing costs	23,424	21,813	7.4%	23,259	69,526	62,949	10.4%
	Non-real estate depreciation	7	7	0.0%	7	21	22	-4.5%
GAAP NOI		43,853	42,381	3.5%	44,996	132,430	130,447	1.5%

Cash Adjustments
Less:	Free rent (net of amortization)	2,490	233	0.0%	476	2,917	9,648	70%
	Straightline revenue adjustment	6,347	5,779	8.0%	5,901	18,029	17,821	1.2%
	Rental income - FAS 141	744	599	24.2%	347	1,510	1,789	-15.6%
Plus:	Ground lease straight-line adjustment	2	2	0.0%	2	5	14	-64.3%
	Allowance for S/L tenant credit loss	359	722	-50.3%	210	737	1,270	-42.0%
Cash NOI		$34,633	$36,494	-5.1%	$38,484	$110,716	$102,473	8.0%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	72.69%	73.31%		74.72%	73.29%	73.49%
	Cash NOI to Real Estate Revenue, net	57.41%	63.13%		63.91%	61.28%	57.73%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	72.97%	73.61%		75.01%	73.58%	73.78%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.10%	62.17%		63.84%	61.15%	57.30%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	9/30/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Open
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		22,376	—	Open
673 First Avenue	30,994	6.87%	827	Feb-13		28,984	—	Open
625 Madison Avenue	132,955	7.23%	2,908	Nov-15		109,537	—	Open
609 Fifth Avenue	96,877	5.85%	1,450	Oct-13		92,062	—	Open
420 Lexington Avenue	149,627	7.52%	1,298	Sep-16		138,916	—	Sep-12
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
125 Park Avenue	146,250	5.75%	—	Oct-14		146,250	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Open
220 E 42nd Street	195,813	5.25%	4,113	Nov-13		182,342	—	Open
919 Third Avenue	221,306	6.87%	4,225	Aug-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Open
1 Madison Avenue - South Building	643,128	5.91%	11,841	May-20		404,531	—	Open
	2,393,450	6.03%	26,662			2,093,154
Secured fixed rate debt - Other
609 Partners, LLC	35,421	5.00%	—	Jul-14		35,421	—	Open
	35,421	5.00%	—			35,421
Unsecured fixed rate debt
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Unsecured note	274,755	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
Convertible note	122,448	3.00%	—	Mar-27	(3)	155,673	—	Apr-12
	931,261	5.94%	—			964,731
Total Fixed Rate Debt/Wtd Avg	3,360,132	5.99%	26,662			3,093,306

Floating rate debt
Secured floating rate debt
100 Church Street (Libor + 250 bps)	139,672	5.00%	—	Jan-13		139,672	—	Open
28 W 44th St (Libor + 201 bps)	122,385	2.51%	1,473	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185 bps)	113,226	2.15%	—	Feb-11		113,226	Feb-12	Open
	375,283	3.33%	1,473			230,148

Secured floating rate debt - Other
Mezzanine Debt (Libor + 90 bps)	30,000	3.05%	—	Jun-16		30,000	—	Open
Senior Mortgage (GBP Libor + 250 bps)	62,792	3.23%	—	Jun-13		62,792	—	Open
	92,792	3.17%	—			92,792

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 80 bps)	800,000	1.12%	—	Jun-11		800,000	Jun-12	Open
	800,000	1.12%	—			800,000

Total Floating Rate Debt/Wtd Avg	1,268,075	2.87%	1,473			1,122,940

Total Debt/Wtd Avg - Consolidated	4,628,207	5.14%	28,135			4,216,246

Total Debt/Wtd Avg - Joint Venture	1,819,118	4.79%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,399,261	4.94%

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

(3) Notes can be put to the Company, at the option of the holder, on March 30, 2012.

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2010			As-Of
	Principal Outstanding - 9/30/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon (1)	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

141 Fifth Avenue	25,000	12,500	5.70%	—	Jun-17	25,000	—	Open
600 Lexington Avenue	49,850	27,418	5.74%	—	Mar-14	27,418	—	—
800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	355	Apr-12	11,723	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
100 Park Avenue (2)	200,000	99,800	6.64%	—	Sep-14	81,318	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Open
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Open
388/390 Greenwich Street	1,106,758	559,996	5.19%	—	Dec-17	559,996	—	Open
Total Fixed Rate Debt/Wtd Avg	2,807,168	1,260,567	5.53%	355		1,254,158

180-182 Broadway (Libor + 225 bps)	23,903	11,952	2.56%	—	Feb-11	11,952	—	Open
388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.46%	—	Dec-17	16,000	—	Open
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.96%	—	Jul-11	9,446	—	Open
1551/1555 Broadway (Libor + 400 bps)	129,850	12,985	4.32%	5,000	Oct-11	12,360	—	Open
29 West 34th Street (Libor + 165 bps)	54,488	27,244	1.96%	425	May-11	27,132	—	Open
Meadows (Libor + 135 bps)	87,613	43,806	1.66%	201	Sep-12	43,034	—	Open
16 Court Street (Libor + 250 bps)	87,035	30,462	2.81%	—	Oct-13	30,462	—	Open
521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.31%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238	—	Open
1515 Broadway (Libor + 250 bps)	465,962	256,278	3.50%	6,657	Dec-14	231,619	—	Open
Total Floating Rate Debt/Wtd Avg	1,286,464	558,551	3.13%	12,283		532,382

Total Joint Venture Debt/Wtd Avg	4,093,632	1,819,118	4.79%	12,638		1,786,540

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Does not include future funding of $15M.

Covenants

Senior Unsecured Line of Credit Covenants
	Actual	Required
Total Debt / Total Assets	45.0%	Less than 60%
Secured Debt / Total Assets	27.6%	Less than 50%
Line Fixed Charge Coverage	2.30	Greater than 1.50
Unsecured Debt / Unencumbered Assets	42.2%	Less than 60%
Unencumbered Interest Coverage	2.96	Greater than 1.75
Maximum FFO Payout	8.7%	Less than 95%

DEBT SUMMARY SCHEDULE - Reckson Unaudited ($000’s omitted)

Consolidated

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	9/30/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed rate debt
919 Third Avenue	221,306	6.87%	4,225	Aug-11		216,656	—	Open
	221,306	6.87%	4,225			216,656

Unsecured fixed rate debt
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Unsecured note	274,755	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
	708,813	6.50%	—			709,058

Total Debt/Wtd Avg - Consolidated	930,119	6.59%	4,225			925,714

Joint Venture

				2010			As-Of
	Principal Outstanding - 9/30/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
Total Debt/Wtd Avg - Joint Venture	315,000	94,500	4.91%	—		94,500

Total Debt/Wtd Avg - Consolidated + Joint Venture		1,024,619	6.43%	4,225		1,020,214

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

Covenants

Reckson Unsecured Notes Covenants
	Actual	Required
Total Debt / Total Assets	23.0%	Less than 60%
Secured Debt / Total Assets	5.0%	Less than 40%
Debt Service Coverage	3.60	Greater than 1.5
Unencumbered Assets / Unsecured Debt	402.0%	Greater than 150%

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2010 Scheduled	2011 Scheduled	2012 Scheduled	2013 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$18,070	2037
420 Lexington Avenue (2)	10,933	10,933	10,933	10,933	—	2029	(3)
711 Third Avenue (2)	1,550	750	—	—	134	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(4)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(5)
1185 Avenue of the Americas (2)	8,527	6,909	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$31,348	$28,930	$28,180	$28,180	$18,204

Capitalized Lease
673 First Avenue	$1,451	$1,555	$1,555	$1,555	$17,028	2037

(1) Per the balance sheet at September 30, 2010.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(5) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (2)

6/30/2009	$608,310	$665,578	8.31%	8.28%	0.31%

Originations/Accretion (1)	$21,332
Preferred Equity	$3,175
Redemptions/Sales/Amortization/Reserves	$(17,359)
9/30/2009	$615,458	$610,044	9.31%	8.92%	0.25%

Originations/Accretion (1)	$192,351
Preferred Equity	$866
Redemptions/Sales/Amortization/Reserves	$(23,063)
12/31/2009	$785,612	$648,018	8.80%	7.84%	0.23%

Originations/Accretion (1)	$83,824
Preferred Equity	$857
Redemptions/Sales/Amortization/Reserves	$(83,162)
3/31/2010	$787,131	$786,075	7.40%	8.08%	0.25%

Originations/Accretion (1)	$95,122
Preferred Equity	$1,399
Redemptions/Sales/Amortization/Reserves	$(16,259)
6/30/2010	$867,393	$814,208	8.14%	9.23%	0.35%

Originations/Accretion (1)	$255,543
Preferred Equity	$926
Redemptions/Sales/Amortization/Reserves	$(215,926)
9/30/2010	$907,936	$919,252	9.13%	7.27%	0.26%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City

Senior Mortgage Debt	$21,068	$—	$376		8.92%	8.72%

Junior Mortgage Participation	$151,078	$1,059,379	$1,399	(3)	11.71%	11.43%

Mezzanine Debt	$536,235	$6,822,036	$1,778	(3)	6.91%	6.75%

Preferred Equity	$44,972	$168,555	$92		12.21%	11.95%

Other

Senior Mortgage Debt	$123,316	$—	$603		3.26%	3.22%

Mezzanine Debt	$5,795	$2,192,522	$84		6.35%	6.24%

Preferred Equity	$25,472	$984,442	$232		4.06%	4.01%

Balance as of 9/30/10	$907,936	$11,226,934	$1,385	(3)	9.13%	7.27%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 3.76 years.

(3) Excluding the mezzanine loan and junior mortgage participation on the retail portion of a New York City property, the weighted average exposure for New York City Junior Mortgage Debt, Mezzanine Debt and the total structured finance portfolio are $392

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mezzanine Loan	$201,375	New York City	Office	$755,000	$800	7.37%
Mortgage and Mezzanine	137,222	New York City	Retail	285,000	$5,802	12.68%
Mortgage Loan	86,339	London, U.K.	Office	—	$821	2.47%
Mezzanine Loan	84,062	New York City	Office	1,139,000	$1,110	0.00%
Mortgage and Mezzanine	59,069	New York City	Office/Retail	205,000	$382	3.37%
Mortgage and Mezzanine	46,346	New York City	Office	174,329	$439	9.30%
Preferred Equity	44,972	New York City	Office	168,555	$92	11.95%
Mortgage Loan	41,113	New York City	Office	210,000	$444	13.98%
Mezzanine Loan	39,669	New York City	Office/Retail	165,000	$1,717	9.59%
Mortgage and Mezzanine	39,234	Other	Office	2,192,522	$84	5.35%

Total	$779,401			$5,294,406		7.40%

(1) Net of unamortized fees, discounts, and reserves

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
120 West 45th Street	Midtown	Fee Interest	1	440,000	2	95.8	97.6	96.6	97.6	99.0	25,229,844	3	2	24
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	97.9	97.9	98.5	94.8	94.8	48,961,812	6	5	33
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	94.1	90.6	90.8	91.4	97.3	15,144,528	2	1	66
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	2	87.2	88.2	86.6	85.1	89.2	20,584,848	3	2	81
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	91.8	92.4	93.8	94.1	96.0	62,342,832	8	6	219
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	98.8	98.8	98.8	98.8	98.8	15,740,400	2	2	18
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	93.9	93.9	93.9	96.8	96.8	49,108,428	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	95.1	95.1	96.4	98.9	98.9	30,213,468	4	3	10
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	96.9	97.5	97.5	97.5	97.9	13,950,468	2	1	13
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	98.9	99.6	99.6	99.8	99.7	42,548,352	6	4	24
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.7	17,684,868	2	2	9
711 Third Avenue (1)	Grand Central North	Leasehold Interest	1	524,000	2	87.6	88.1	89.1	89.1	92.1	25,774,152	3	3	15
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	97.2	95.8	95.2	95.2	96.6	38,579,796	5	4	30
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	79.5	79.9	88.2	88.8	88.9	35,218,632	5	3	34
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	83,075,232		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	97.6	97.7	98.9	98.9	98.9	72,271,752	10	7	15
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	87.1	89.4	89.4	89.2	97.2	29,765,448	4	3	40
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,800,612	8	6	2
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	5,004,048	1	0	19

Subtotal / Weighted Average			19	13,144,800	45	94.9	95.2	95.9	96.0	97.0	$692,999,520	81	64	688

Adjustments
100 Church Street	Downtown	Fee Interest	1	1,047,500	4	43.4	43.4	43.4	—	—	19,026,240	3	2	8
125 Park Avenue	Grand Central	Fee Interest	1	604,245	2	99.1	—	—	—	—	33,065,256	4	3	22
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	73.6	73.6	41.5	41.5	41.5	10,008,756	1	1	2

Subtotal / Weighted Average			3	1,997,145	7	65.5	50.9	43.0	41.5	41.5	$62,100,252	8	6	32

Total / Weighted Average Manhattan Consolidated Properties			22	15,141,945	52	91.0	91.0	90.9	94.6	95.6	$755,099,772	89	71	720

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	80.9	83.1	83.7	84.3	83.7	42,981,408		2	33
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	2	80.7	74.5	85.3	81.5	89.1	20,283,540		1	44
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	80.2	76.0	72.6	96.1	96.1	25,046,532		1	32
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	98.0	97.9	97.9	98.0	98.0	100,813,224		7	10
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,538,044		1	1

Subtotal / Weighted Average			7	6,879,000	24	94.4	93.8	93.4	95.6	95.7	$328,608,684		17	121

Adjustments
600 Lexington Avenue - 55%	Plaza District	Fee Interest	1	303,515	1	88.6	93.6	—	—	—	17,043,372		1	29

Subtotal / Weighted Average			1	303,515	1	88.6	93.6	—	—	—	$17,043,372		1	29

Total / Weighted Average Unconsolidated Properties			8	7,182,515	25	94.1	93.8	93.4	95.6	95.7	$345,652,056		18	150

Manhattan Grand Total / Weighted Average			30	22,324,460	77	92.0	91.9	91.9	95.0	95.7	$1,100,751,828			870
Manhattan Grand Total - SLG share of Annualized Rent											$899,061,474		89
Manhattan Same Store Occupancy % - Combined				20,023,800	90	94.7	94.7	94.8	95.8	96.5

Portfolio Grand Total			61	29,129,160	100	90.9	91.0	91.0	93.6	94.5	$1,275,681,588			1,285
Portfolio Grand Total - SLG Share of Annualized Rent											$1,011,970,418		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

Excluding the downtown acquisition of 100 Church Street occupancy would be 94.4%.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	2	81.9	81.9	80.3	88.2	89.3	12,694,956	2	2	30
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	1	72.5	93.2	93.2	93.2	93.2	3,464,484	0	0	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	1	71.2	71.4	65.6	67.0	67.0	2,550,948	0	0	11
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	1	83.3	81.7	81.7	86.4	78.4	5,171,916	1	1	9
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	1	87.1	88.2	93.5	93.5	93.5	6,148,128	1	1	6
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	1	57.7	57.7	57.7	56.4	82.1	3,422,520	0	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	0	94.4	96.6	96.6	96.6	94.7	3,964,272	1	0	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	1	92.0	92.0	96.1	100.0	100.0	11,903,964	2	1	13

Westchester, NY Subtotal/Weighted Average			13	2,135,100	8	81.0	82.8	83.2	86.5	88.5	49,321,188	7	6	92

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	3	85.5	85.4	84.2	81.2	84.9	19,845,684	3	2	101
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	0	84.5	84.5	84.5	84.5	100.0	2,871,552		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	1	95.4	95.4	95.4	97.4	97.4	6,750,792		0	7
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	1	86.6	86.0	87.2	87.2	85.8	5,580,216	1	1	21
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	0	89.0	90.7	92.2	92.8	95.3	1,790,916	0	0	16
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	0	50.2	51.9	54.3	54.3	56.0	2,101,464	0	0	15
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	0	68.2	83.2	83.2	83.2	83.2	3,346,932	0	0	9

Connecticut Subtotal/Weighted Average			12	1,727,900	5	82.8	84.0	83.8	82.7	85.8	42,287,556	4	4	174

Total / Weighted Average Consolidated Properties			25	3,863,000	13	81.8	83.3	83.5	84.8	87.3	$91,608,744	11	10	266

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	5	100.0	100.0	100.0	100.0	100.0	39,819,192		1	1
The Meadows - 50%	Rutherford, New Jersey	Fee Interest	2	582,100	2	84.7	84.7	84.7	84.9	85.3	13,031,472		1	53
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	1	84.8	86.1	84.0	84.1	83.3	9,364,728		0	61
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	2	92.9	92.9	95.1	92.8	96.2	21,105,624		0	34
Total / Weighted Average Unconsolidated Properties			6	2,941,700	10	93.8	93.9	94.2	93.7	94.5	$83,321,016		2	149

Suburban Grand Total / Weighted Average			31	6,804,700	23	87.0	87.9	88.1	88.7	90.4	$174,929,760			415
Suburban Grand Total - SLG share of Annualized Rent											$112,908,943		12
Suburban Same Store Occupancy % - Combined				6,804,700	100	87.0	87.9	88.1	88.7	90.4

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

RETAIL, DEVELOPMENT & LAND												Gross Total Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	10.7	10.7	10.7	10.7	—	$642,012	$41,512,762	1	1
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	15.1	15.1	10.4	7.7	20.6	122,335	15,119,042	0	5
141 Fifth Avenue - 50%	Flatiron	Fee Interest	1	13,000	2	100.0	77.6	77.6	100.0	77.6	2,411,940	14,909,939	4	2
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	16,018,584	144,655,760	5	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	23.7	23.7	23.7	2,001,912	7,490,827	4	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	49.0	49.0	49.0	49.0	49.0	831,360	49,493,222	1	7
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	6,284,520	23,349,965	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	3,910,164	47,934,896	7	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,716,196	22,020,161	6	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	16	75.8	75.8	75.8	75.8	75.8	19,814,448	278,698,158	22	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	273,336	9,623,764	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	17	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	21	1
Total / Weighted Average Retail/Development Properties			12	766,112	100	N/A	N/A	N/A	N/A	N/A	$76,121,807	$1,197,719,875	100	36

SELECTED PROPERTY DATA Manhattan Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
810 Seventh Avenue	Times Square	Fee Interest	692,000	9	79.5	79.9	88.2	88.8	88.9	35,218,632	18	14	34
919 Third Avenue	Grand Central North	Fee Interest (1)	1,454,000	19	99.9	99.9	99.9	99.9	99.9	83,075,232		17	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	14	97.6	97.7	98.9	98.9	98.9	72,271,752	38	29	15
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	7	87.1	89.4	89.4	89.2	97.2	29,765,448	15	12	40

Total / Weighted Average Consolidated Properties			3,770,000	48	93.6	94.1	95.9	96.0	97.2	$220,331,064	71	71	104

Grand Total / Weighted Average			3,770,000	48	93.6	94.1	95.9	96.0	97.2	$220,331,064			104
Grand Total - SLG share of Annualized Rent										$179,624,200		71

Suburban Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	100.0	100.0	2,517,996	1	1	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.4	79.4	79.4	79.4	79.4	2,158,644	1	1	4
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	80.1	80.1	73.0	73.0	79.9	1,905,948	1	1	5
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	73.4	73.4	73.4	96.9	96.9	1,764,048	1	1	9
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.9	79.9	77.6	79.9	79.9	1,978,020	1	1	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	78.2	78.2	78.2	100.0	100.0	2,370,300	1	1	3
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	72.5	93.2	93.2	93.2	93.2	3,464,484	2	1	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	71.2	71.4	65.6	67.0	67.0	2,550,948	1	1	11
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	83.3	81.7	81.7	86.4	78.4	5,171,916	3	2	9
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	87.1	88.2	93.5	93.5	93.5	6,148,128	3	2	6
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	57.7	57.7	57.7	56.4	82.1	3,422,520	2	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	94.4	96.6	96.6	96.6	94.7	3,964,272	2	2	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	92.0	92.0	96.1	100.0	100.0	11,903,964	6	5	13
680 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	133,000	2	84.5	84.5	84.5	84.5	100.0	2,871,552		1	5
750 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	192,000	2	95.4	95.4	95.4	97.4	97.4	6,750,792		1	7
1055 Washington Avenue	Stamford, Connecticut	Leasehold Interest	182,000	2	86.6	86.0	87.2	87.2	85.8	5,580,216	3	2	21

Total / Weighted Average Consolidated Properties			2,642,100	34	82.6	84.0	84.5	87.2	89.5	$64,523,748	29	24	125

UNCONSOLIDATED PROPERTIES

“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	100.0	100.0	39,819,192		5	1

Total / Weighted Average Unconsolidated Properties			1,402,000	18	100.0	100.0	100.0	100.0	100.0	$39,819,192		5	1

Grand Total / Weighted Average			4,044,100	52	88.6	89.6	89.9	91.7	93.2	$104,342,940			126
Grand Total - SLG share of Annualized Rent										$71,754,557		29

Reckson Portfolio Grand Total			7,814,100	100	91.0	91.7	92.8	93.7	95.1	$324,674,004			230
Portfolio Grand Total - SLG Share of Annualized Rent										$251,378,757	100	100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$162,827,395	(1)	$36.58	12.8%	$81,696,255	8.1%	A
Viacom International, Inc.	1515 Broadway	2015 & 2020	1,271,812	78,483,501		$61.71	6.2%	53,721,957	5.3%	BBB+
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2017 & 2020	1,150,207	60,608,160		$52.69	4.8%	60,608,160	6.0%	A+
Random House, Inc.	1745 Broadway	2018	644,598	36,538,038		$56.68	2.9%	11,787,171	1.2%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,533	36,673,032		$62.53	2.9%	18,703,246	1.8%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2010, 2011 & 2017	496,876	20,312,925		$40.88	1.6%	20,312,925	2.0%	BBB+
The City of New York	16 Court Street & 100 Church Street	2010, 2013, 2014 & 2017	359,808	14,937,144		$41.51	1.2%	13,512,131	1.3%
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,670,965		$39.89	1.1%	13,670,965	1.4%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2023	282,385	10,261,852		$36.34	0.8%	10,261,852	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	16,117,800		$59.86	1.3%	16,117,800	1.6%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,715,957		$55.91	1.2%	7,505,138	0.7%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	256,311	7,629,294		$29.77	0.6%	7,629,294	0.8%	A
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2015 & 2016	255,156	12,301,822		$48.21	1.0%	11,282,493	1.1%	AA–
New York Presbyterian Hospital	28 West 44th Street & 673 First Avenue	2021	238,798	9,120,110		$38.19	0.7%	9,120,110	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,669	8,409,483		$36.62	0.7%	8,409,483	0.8%
The Metropolitan Transportation Authority	333 West 34th Street & 420 Lexington Avenue	2011, 2016 & 2021	228,878	7,476,175		$32.66	0.6%	7,476,175	0.7%
BMW of Manhattan	555 West 57th Street	2022	227,782	5,066,298		$22.24	0.4%	5,066,298	0.5%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013 & 2015	187,484	11,627,421		$62.02	0.9%	11,627,421	1.1%
Amerada Hess Corp.	1185 Avenue of the Americas	2027	181,569	11,832,377		$65.17	0.9%	11,832,377	1.2%	BBB
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,023,711		$30.29	0.4%	5,023,711	0.5%	AA-
King & Spalding	1185 Avenue of the Americas	2025	162,243	9,605,656		$59.21	0.8%	9,605,656	0.9%
National Hockey League	1185 Avenue of the Americas	2022	148,217	11,192,876		$75.52	0.9%	11,192,876	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,403,183		$43.58	0.5%	6,403,183	0.6%
Bank of America	750 Third Avenue, 810 Seventh Avenue, 1185 Avenue of the Americas, 1 Landmark Square & 2 Jericho Plaza	2012, 2016, 2017 & 2020	146,628	8,172,071		$55.73	0.6%	7,479,183	0.7%	A
Banque National De Paris	919 Third Avenue	2016	145,834	8,377,932		$57.45	0.7%	4,272,745	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,090,374		$49.13	0.6%	7,090,374	0.7%
Meredith Corporation	125 Park Avenue	2011	143,075	6,671,568		$46.63	0.5%	6,671,568	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,149,518		$57.69	0.6%	4,156,254	0.4%	BB
RSM McGladrey, Inc.	1185 Avenue of the Americas & 100 Summit Lake Drive	2011 & 2018	136,868	9,276,242		$67.78	0.7%	9,276,242	0.9%
News America Incorporated	1185 Avenue of the Americas	2020	134,930	11,791,579		$87.39	0.9%	11,791,579	1.2%	BBB+

Total			13,540,437	$630,364,459	(1)	$46.55	49.4%	$463,304,624	45.8%

Wholly Owned Portfolio + Allocated JV Properties			29,129,160	$1,275,681,588	(1)	$43.79		$1,011,970,418

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $47.20.

Total PSF annualized rent for the largest tenants would be $50.05 and Total PSF annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $45.42.

(2) - 47% of Portfolio’s largest tenants have investment grade credit ratings. 32% of SLG Share of annualized rent is derived from these tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($'s)(1)

Vacancy at 6/30/10			1,772,914

Add: Acquired Vacancies	125 Park Avenue		5,549

Less: Sold Vacancies	19 West 44th Street		(2,756)

Space which became available during the Quarter (A):
Office
	28 West 44th Street	2	3,193	3,458	$48.79
	100 Park Avenue	1	18,341	18,600	$46.94
	120 West 45th Street	2	17,393	17,393	$39.23
	317 Madison Avenue	7	20,896	23,403	$43.56
	420 Lexington Avenue	12	37,778	46,793	$40.46
	600 Lexington Avenue	2	14,446	14,216	$55.09
	609 Fifth Avenue	2	1,588	1,864	$85.05
	625 Madison Avenue	1	3,343	3,343	$80.00
	711 Third Avenue	1	3,016	3,490	$52.98
	810 Seventh Avenue	1	23,256	23,256	$55.33
	1350 Avenue of the Americas	3	23,564	23,564	$47.38
	Total/Weighted Average	34	166,814	179,380	$47.02

Retail
	28 West 44th Street	1	209	209	$130.85
	625 Madison Avenue	2	2,236	2,293	$527.45
	810 Seventh Avenue	1	45,000	45,000	$31.11
	1185 Avenue of the Americas	1	779	779	$118.96
	Total/Weighted Average	5	48,224	48,281	$56.53

Storage
	28 West 44th Street	1	211	303	$25.00
	420 Lexington Avenue	1	109	122	$27.84
	600 Lexington Avenue	1	731	731	$25.00
	Total/Weighted Average	3	1,051	1,156	$25.30

	Total Space became Available during the Quarter
	Office	34	166,814	179,380	$47.02
	Retail	5	48,224	48,281	$56.53
	Storage	3	1,051	1,156	$25.30
		42	216,089	228,817	$48.92

	Total Available Space		1,991,796

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/10				1,991,796

Office
	28 West 44th Street	6	5.0	15,860	17,023	$38.99	$46.74	$2.56	1.1
	120 West 45th Street	2	4.5	9,698	9,797	$45.21	$40.80	$23.81	0.4
	317 Madison Avenue	6	4.0	16,124	18,657	$38.07	$47.05	$2.52	1.5
	420 Lexington Avenue	14	4.5	30,457	48,198	$43.78	$46.80	$23.89	1.2
	521 Fifth Avenue	1	10.0	5,822	6,580	$51.00	$—	$78.45	8.0
	609 Fifth Avenue	1	2.0	695	746	$54.00	$—	$16.08	—
	750 Third Avenue	1	10.0	11,465	11,779	$48.00	$49.82	$73.43	5.0
	800 Third Avenue	1	10.7	22,400	22,600	$45.46	$49.44	$—	1.0
	810 Seventh Avenue	1	15.2	20,370	22,437	$40.00	$—	$81.57	2.0
	1350 Avenue of the Americas	2	2.5	10,110	10,340	$45.33	$57.59	$28.15	1.1
	Total/Weighted Average	35	7.2	143,001	168,157	$43.19	$48.20	$29.67	1.8

Retail
	28 West 44th Street	1	5.0	209	209	$106.39	$130.85	$—	—
	521 Fifth Avenue	1	15.0	22,755	25,866	$139.18	$—	$—	7.0
	625 Madison Avenue	1	10.0	1,552	1,464	$484.84	$547.19	$2.54	4.0
	810 Seventh Avenue	1	10.0	45,000	44,201	$23.76	$31.67	$—	3.0
	1515 Broadway	1	10.0	2,488	2,729	$914.48	$190.35	$—	3.5
	Total/Weighted Average	5	11.7	72,004	74,469	$105.79	$56.54	$0.05	4.4

Storage
	28 West 44th Street	2	3.7	330	472	$23.14	$25.00	$—	0.7
	317 Madison Avenue	1	10.0	298	337	$18.00	$—	$—	—
	Total/Weighted Average	3	6.3	628	809	$21.00	$25.00	$—	0.4

Leased Space
	Office (3)	35	7.2	143,001	168,157	$43.19	$48.20	$29.67	1.8
	Retail	5	11.7	72,004	74,469	$105.79	$56.54	$0.05	4.4
	Storage	3	6.3	628	809	$21.00	$25.00	$—	0.4
	Total	43	8.6	215,633	243,435	$62.26	$50.72	$20.51	2.6

Total Available Space as of 9/30/10				1,776,163

Early Renewals
Office
	100 Park Avenue	1	6.0	9,924	10,889	$52.00	$49.25	$19.93	1.0
	317 Madison Avenue	1	5.0	2,000	2,000	$20.00	$20.00	$—	—
	420 Lexington Avenue	3	11.9	19,699	35,941	$43.01	$47.31	$50.20	7.2
	521 Fifth Avenue	1	3.0	2,613	2,951	$42.50	$41.94	$—	—
	555 West 57th Street	2	13.4	281,896	281,896	$39.00	$36.37	$9.14	3.8
	810 Seventh Avenue	1	3.3	7,750	8,629	$63.00	$53.00	$—	—
	Total/Weighted Average	9	12.6	323,882	342,306	$40.36	$38.30	$13.43	3.9

Retail
	810 Seventh Avenue	1	5.0	144	192	$114.48	113.27	$—	—
	Total/Weighted Average	1	5.0	144	192	$114.48	$113.27	$—	—

Storage
	555 West 57th Street	1	13.4	489	489	$15.00	15.00	$—	—
	1515 Broadway	1	1.0	171	171	$35.00	35.00	$—	—
	Total/Weighted Average	2	10.2	660	660	$20.18	$20.18	$—	—

Renewals
	Early Renewals Office	9	12.6	323,882	342,306	$40.36	$38.30	$13.43	3.9
	Early Renewals Retail	1	5.0	144	192	$114.48	$113.27	$—	—
	Early Renewals Storage	2	10.2	660	660	$20.18	$20.18	$—	—
	Total	12	12.6	324,686	343,158	$40.36	$38.31	$13.39	3.9

(1) Annual Initial Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $43.92/rsf for 108,935 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $41.22/rsf for 451,241 rentable SF.

Leasing Activity - Suburban Properties

Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/10			876,181

Space which became available during the Quarter (A):
Office
	1100 King Street - 2 Int’l Drive	—	—	—	$0.00
	520 White Plains Road	2	38,144	38,144	$26.94
	100 Summit Lake Drive	1	75,090	75,090	$30.50
	200 Summit Lake Drive	1	2,875	2,875	$30.32
	140 Grand Street	1	5,350	5,350	$31.43
	1 Landmark Square	6	12,045	12,045	$33.32
	300 Main Street	1	4,063	4,063	$27.84
	1010 Washington Boulevard	2	2,363	2,363	$30.51
	1055 Washington Boulevard	1	4,281	4,281	$36.83
	500 West Putnam Avenue	2	37,887	37,887	$31.04
	16 Court Street	4	5,015	5,152	$36.66
	Total/Weighted Average	21	187,113	187,250	$30.35

Storage
	115-117 Stevens Avenue	2	455	455	$10.00
	1 Landmark Square	1	200	200	$7.20
	5 Landmark Square	2	200	200	$12.00
	Total/Weighted Average	5	855	855	$9.81

	Total Space became Available during the Quarter
	Office	21	187,113	187,250	$30.35
	Storage	5	855	855	$9.81
		26	187,968	188,105	$30.25

	Total Available Space		1,064,149

(1)       Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)      Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties

Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/10				1,064,149

Office
	520 White Plains Road	1	7.3	930	1,700	$26.00	$—	$15.00	—
	100 Summit Lake Drive	2	10.1	79,090	79,605	$21.14	$30.11	$10.55	6.9
	140 Grand Street	1	1.0	2,500	2,500	$29.50	$31.43	$—	—
	1 Landmark Square	5	2.5	10,878	10,878	$28.57	$30.57	$4.43	0.6
	3 Landmark Square	1	7.3	1,922	1,922	$30.00	$—	$38.00	3.0
	300 Main Street	1	2.8	1,912	1,812	$27.00	$25.00	$25.00	2.0
	1055 Washington Boulevard	2	1.0	5,266	5,266	$33.63	$36.83	$1.34	0.2
	500 West Putnam Avenue	2	6.2	19,731	19,731	$40.82	$30.98	$5.76	—
	16 Court Street	1	1.1	675	869	$35.38	$38.10	$—	—
	Total/Weighted Average	16	8.0	122,904	124,283	$26.00	$30.53	$9.27	4.6

Storage
	1 Landmark Square	1	4.0	200	200	$10.00	$7.20	$—	—
	Total/Weighted Average	1	4.0	200	200	$10.00	$7.20	$—	—

Leased Space
	Office (3)	16	8.0	122,904	124,283	$26.00	$30.53	$9.27	4.6
	Storage	1	4.0	200	200	$10.00	$7.20	$—	—
	Total	17	8.0	123,104	124,483	$25.98	$30.49	$9.26	4.6

Total Available Space as of 9/30/10				941,045

Early Renewals

Office
	750 Washington Boulevard	1	5.3	82,383	82,383	$35.00	$34.64	$15.00	—
	Total/Weighted Average	1	5.3	82,383	82,383	$35.00	$34.64	$15.00	—

Renewals
	Early Renewals Office	1	5.3	82,383	82,383	$35.00	$34.64	$15.00	—
	Total	1	5.3	82,383	82,383	$35.00	$34.64	$15.00	—

(1)         Annual Initial Base Rent.

(2)         Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3)         Average starting office rent excluding new tenants replacing vacancies is $25.25/rsf for 115,271 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $29.31/rsf for 197,654 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	13	37,335	0.26%	$1,508,856	$40.41	$54.17		2	531	0.01%	$13,308	$25.06	$28.30
In 2nd Quarter 2010 (1)	3	96,033	0.68%	$2,931,372	$30.52	$41.66		—	—	—	—	—	—
In 3rd Quarter 2010 (1)	5	12,428	0.09%	$593,205	$47.73	$43.71		2	18,624	0.27%	$1,152,768	$61.90	$65.72
In 4th Quarter 2010	26	248,144	1.75%	$12,784,620	$51.52	$52.05		5	87,144	1.28%	$2,902,716	$33.31	$38.89

Total 2010	47	393,940	2.77%	$17,818,053	$45.23	$49.46		9	106,299	1.57%	$4,068,792	$38.28	$43.54

In 1st Quarter 2011	34	295,763	2.08%	$15,962,604	$53.97	$52.93		5	66,438	0.98%	$3,594,636	$54.11	$59.82
In 2nd Quarter 2011	29	142,938	1.01%	$7,978,572	$55.82	$79.14		1	6,780	0.10%	$416,280	$61.40	$72.00
In 3rd Quarter 2011	28	179,604	1.26%	$10,853,388	$60.43	$53.32		6	55,569	0.82%	$3,414,924	$61.45	$59.12
In 4th Quarter 2011	21	306,669	2.16%	$15,682,884	$51.14	$55.50		6	46,094	0.68%	$2,573,748	$55.84	$64.56

Total 2011	112	924,974	6.51%	$50,477,448	$54.57	$57.91		18	174,881	2.58%	$9,999,588	$57.18	$61.32

2012	109	667,564	4.70%	$36,546,384	$54.75	$56.24		19	166,373	2.45%	$9,559,692	$57.46	$62.17
2013	102	1,218,231	8.57%	$65,657,496	$53.90	$51.04		10	110,561	1.63%	$6,261,204	$56.63	$56.46
2014	66	945,424	6.65%	$49,852,512	$52.73	$53.94		16	117,867	1.74%	$8,933,076	$75.79	$100.52
2015	81	665,618	4.68%	$33,961,195	$51.02	$53.74		21	1,527,492	22.52%	$89,399,292	$58.53	$55.39
2016	43	1,049,766	7.39%	$55,321,599	$52.70	$60.09		11	126,874	1.87%	$6,798,072	$53.58	$61.88
2017	58	1,705,662	12.01%	$90,867,348	$53.27	$53.65		9	126,393	1.86%	$7,732,068	$61.17	$63.81
2018	26	558,433	3.93%	$41,933,016	$75.09	$69.44		14	780,227	11.50%	$46,120,476	$59.11	$80.29
2019	20	590,584	4.16%	$34,529,328	$58.47	$57.06		5	174,362	2.57%	$11,072,748	$63.50	$63.02
Thereafter	79	5,487,284	38.62%	$278,135,393	$50.69	$54.42		20	735,646	10.85%	$42,761,112	$58.13	$79.93
	743	14,207,480	100.00%	$755,099,772	$53.15	$55.27		152	4,146,975	61.15%	$242,706,120	$58.53	$66.73

							(4)	2	2,634,670	38.85%	$102,945,936
								154	6,781,645	100.00%	$345,652,056

(1) Includes month to month holdover tenants that expired prior to 9/30/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	13	65,106	2.18%	$509,074	$7.82	$10.25	2	2,288	0.09%	$73,380	$32.07	$21.68
In 2nd Quarter 2010 (1)	3	38,542	1.29%	$1,084,564	$28.14	$26.72	2	10,105	0.38%	$279,516	$27.66	$32.00
In 3rd Quarter 2010 (1)	2	5,395	0.18%	$158,002	$29.29	$26.62	0	0	0.00%	$0	$0.00	$0.00
In 4th Quarter 2010	13	117,709	3.95%	$3,365,022	$28.59	$29.60	5	28,757	1.07%	$1,365,684	$47.49	$30.45

Total 2010	31	226,752	7.60%	$5,116,663	$22.57	$23.48	9	41,150	1.53%	$1,718,580	$41.76	$30.34

1st Quarter 2011	17	147,120	4.93%	$4,641,857	$31.55	$35.87	4	18,342	0.68%	$496,692	$27.08	$26.31
2nd Quarter 2011	15	284,462	9.53%	$9,073,524	$31.90	$34.81	8	20,561	0.77%	$770,832	$37.49	$29.57
3rd Quarter 2011	15	80,610	2.70%	$2,654,068	$32.92	$34.05	6	27,538	1.03%	$992,220	$36.03	$30.35
4th Quarter 2011	8	16,648	0.56%	$480,037	$28.83	$31.33	5	41,283	1.54%	$1,233,276	$29.87	$29.59

Total 2011	55	528,840	17.73%	$16,849,486	$31.86	$34.88	23	107,724	4.02%	$3,493,020	$32.43	$29.22

2012	31	225,063	7.54%	$7,558,861	$33.59	$34.91	21	229,549	8.56%	$8,321,880	$36.25	$33.25
2013	35	389,142	13.04%	$13,398,450	$34.43	$32.56	20	96,263	3.59%	$3,012,384	$31.29	$36.05
2014	27	255,580	8.57%	$7,887,441	$30.86	$30.68	29	294,927	11.00%	$10,318,500	$34.99	$32.75
2015	33	282,118	9.46%	$9,085,047	$32.20	$31.88	17	129,227	4.82%	$3,959,112	$30.64	$32.19
2016	22	412,885	13.84%	$12,325,828	$29.85	$33.25	5	86,787	3.24%	$2,690,820	$31.00	$32.76
2017	9	74,471	2.50%	$2,208,812	$29.66	$30.43	6	59,173	2.21%	$2,261,376	$38.22	$33.34
2018	9	132,798	4.45%	$4,394,674	$33.09	$34.64	5	61,523	2.29%	$2,205,612	$35.85	$32.93
2019	9	227,659	7.63%	$6,872,962	$30.19	$30.42	6	38,432	1.43%	$1,350,252	$35.13	$34.62
Thereafter	14	228,110	7.65%	$5,910,521	$25.91	$31.11	11	1,537,331	57.32%	$43,989,480	$28.61	$34.51

	275	2,983,418	100.00%	$91,608,744	$30.71	$32.09	152	2,682,086	100.00%	$83,321,016	$31.07	$33.76

(1) Includes month to month holdover tenants that expired prior to 9/30/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2010	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	91.8	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	87.6	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	95.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th Street - remaining 35%	Fee Interest	Midtown West	—		95.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	80.9	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	87.2	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	98.0	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	97.9	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Avenue of the Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	N/A	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	N/A	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	97.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	93.9	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	98.9	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	94.1	$105,000,000
Apr-05	1 Madison Avenue - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Avenue Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		N/A	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	80.7	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	96.9	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		93.9	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	80.2	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	95.4	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	73.6	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000
2010 Acquisition
Jan-10	100 Church Street	Fee Interest	Downtown	1,047,500	41.3	43.4	$181,600,000
May-10	600 Lexington Avenue - 55% JV	Fee Interest	Plaza District	303,515	93.6	88.6	$193,000,000
Aug-10	125 Park Avenue	Fee Interest	Grand Central	604,245	99.1	99.1	$330,000,000
				1,955,260			$704,600,000

(1)         Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)         Current ownership interest is 55%. (From 9/1/01-10/31/01 the Company owned 99.8% of this property.)

(3)         Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the Company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2010	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	89.0	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.0	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	81.0	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	92.9	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	50.2	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	68.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	84.8	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	15.1	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	84.7	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2008 Sales
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2010	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron	21,500	90.0	77.6	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	49.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	49.0	$30,000,000
				46,280			$30,000,000

(1)  Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	$153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	$400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison Avenue	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Avenue South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

2010 Sales
May-10	1221 Avenue of the Americas (6)	Fee Interest	Rockefeller Center	2,550,000	$1,280,000,000	$502
Sep-10	19 West 44th Street	Fee Interest	Midtown	292,000	$123,150,000	$422
				2,842,000	$1,403,150,000	$494

(1) Company sold a 45% JV interest in the property at an implied $126.5 million sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5 million sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0 million sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0 million sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0 million sales price.

(6) Company sold a 45% JV interest in the property at an implied $1.28 billion sales price.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Andrew Rosivach	(415) 249-7942	andrew.rosivach@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Robert Stevenson	(212) 857-6168	robert.stevenson@macquarie.com
Morgan Stanley	Chris Caton	(415) 576-2637	chris.caton@morganstanley.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.